UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest Event
Reported): May 3, 2007

Alternative Loan Trust 2007-J1
(Exact name of the issuing entity)
Commission File Number of the issuing entity: 333-131630-86

CWALT, Inc.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor: 333-131630

Countrywide Home Loans Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	87-0698307
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation of the depositor)	Identification No. of the depositor)

4500 Park Granada Calabasas, California	91302
(Address of Principal Executive Offices of the depositor)	(Zip Code)

The depositor’s telephone number, including area code (818) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a- 12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR  240.13e-4(c))

Item 8.01 Other Events.

On February 28, 2007, CWALT, Inc. (the “Depositor”) created the Alternative Loan Trust 2007-J1 (the “Issuing Entity”) pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Pooling and Servicing Agreement”), among the Depositor, Countrywide Home Loans, Inc., as a seller, Park Grananda LLC, as a seller, Park Monaco Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

On February 28, 2007, the Depositor transferred the Initial Mortgage Loans to the Issuing Entity. On March 7, 2007 and March 23, 2007, the Depositor transferred the Supplemental Mortgage Loans to the Issuing Entity. The loan level data tape attached hereto as Exhibit 99.1 describes characteristics of each Initial Mortgage Loan and Supplemental Mortgage Loan as of its Cut-off Date following the transfer to the Issuing Entity of all Supplemental Mortgage Loans during the Pre-funding Period.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

Exhibit No.	Description

99.1	Characteristics of the Mortgage Loans

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWALT, INC.

By: /s/ Darren Bigby
Name: Darren Bigby
Title: Vice President

Dated: May 3, 2007

Exhibit Index

Exhibit No.	Description

99.1	Characteristics of the Mortgage Loans